Exhibit 10.1
AMENDMENT TO
MARKET PERFORMANCE RESTRICTED SHARE UNIT AGREEMENT
This Amendment (the “Amendment”), effective as of ______ __, 2020, is entered into by and between ____________ (“Participant”) and Alpha and Omega Semiconductor Limited, an exempt liability company organized under the laws of Bermuda (the “Company”). All capitalized terms not defined herein shall have the meaning set forth in the Market Performance Restricted Share Unit Agreement dated July _, 2018 (the “Agreement”).
WHEREAS, Participant was granted a market performance restricted share units award (the “Award”) pursuant to the Agreement.
WHEREAS, the Award vests based on (i) the level of attainment of the performance criteria comprised of Company Stock Price measured over the Performance Period and Revenue for calendar year 2021 as set forth on Schedule I to the Agreement and (ii) continued Service over the 4-year period measured from January 1, 2022.
WHEREAS, Participant and the Company desire to amend the Agreement to (a) extend the Performance Period from three years to four years so that the Performance period will be for the period commencing January 1, 2019 and ending December 31, 2022, (b) measure Revenue for calendar year 2022 and (c) change the start of the four-year service-based vesting period so that it commences on January 1, 2023 and ends on December 31, 2026.
NOW, THEREFORE, in consideration of the foregoing recitals and for other consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement through this Amendment as follows:
1.Section 2(a). Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:
(a)    Determination of Number of Shares Based on Performance Requirement: First, there shall be calculated the maximum number of Common Shares in which Participant can vest under the Award (the “Performance-Qualified Shares”) based upon the level of attainment of the performance criteria specified in Schedule I of this Agreement (the “Performance Goals”) for the performance period commencing on January 1, 2019 and ending on December 31, 2022 (the “Performance Period”) in accordance with the methodology set forth in Schedule I (including any adjustment for individual performance pursuant to Paragraph 6 of Schedule I). The determination of the number of Performance-Qualified Shares shall be made following the end of the Performance Period as set forth in Schedule I. In no event may the number of actual Performance-Qualified Shares exceed one hundred percent (100%) of the Target Performance Shares.
2.    Section 2(b). Section 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b)    Service Vesting: The Performance-Qualified Shares (as determined pursuant to Paragraph 2(a)) shall be subject to service-based vesting in four (4) successive annual installments upon Participant’s completion of each year of Service over the four (4)–year period measured from January 1, 2023. Should Participant cease Service prior to vesting in one or more Performance-Qualified Shares, the unvested portion of the Award shall be immediately canceled and Participant shall thereupon cease to have any right or entitlement to receive any Common Shares under the cancelled Award.
3.    Schedule I. Schedule I of the Agreement is hereby deleted and replaced in its entirety with the new Schedule I attached hereto.
4.    Entire Agreement. Except as modified by this Amendment, all the terms and provisions of the Agreement shall continue in full force and effect. This Amendment, together with the Agreement, comprise the parties’ entire agreement regarding the subject matter thereof, and supersede any and all other agreements, either oral or in writing, between Participant and the Company regarding the subject matter hereof.
5.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment, effective as of the date first above written.

Alpha and Omega Semiconductor Limited

By:     __________________________________
Name:
Title:
Date:

Participant

__________________________________
Name:
Date:

SCHEDULE I
PERFORMANCE PERIOD, PERFORMANCE GOALS, DETERMINATION OF PERFORMANCE-QUALIFIED SHARES
1.    Performance Period: January 1, 2019 to December 31, 2022
2.    Performance Goals: For the Award to obtain Performance-Qualified Shares, the following two Performance Goals must be achieved:

(1)	Company Stock Price, as set forth in Paragraph 4 below, must equal or exceed $26.25 during the Performance Period; and

(2)
Revenue for calendar year 2022 must equal or exceed $550 million (the “Threshold Revenue”). If the Threshold Revenue is not attained, none of the Award will vest (regardless of the level of Company Stock Price attained).

3.    Performance-Qualified Shares: The number of Performance-Qualified Shares (if any) will be calculated in accordance with the following formula (subject to adjustment for individual performance pursuant to Paragraph 6 below):

Performance-Qualified Shares =
Target Performance Shares x Stock Price Hurdle Percentage x Revenue Multiplier
4.    Stock Price Hurdle Percentage: The Stock Price Hurdle Percentage will be determined as follows based on the level of Company Stock Price attained during the Performance Period:

Company Stock Price $	Stock Price Hurdle Percentage %
≥26.25	25
≥30.00	50
≥37.50	75
≥45.00	100

•
“Company Stock Price” means the average closing price of a Common Share as reported on the Stock Exchange (on which the Common Share is then traded) for any period of twenty (20) consecutive trading days at any time during the Performance Period.

•
The Company Stock Price targets in the preceding table in this Paragraph 4 shall be adjusted as appropriate to reflect any adjustment event specified under Paragraph 6 of the Agreement. The Plan Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, will make the determination of any such adjustments required in connection with any such event.

•	The Stock Price Hurdle Percentage will be determined based on the highest Company Stock Price attained during the Performance Period.

•	Stock Price Hurdle Percentage will be determined at the meeting of the Compensation Committee of the Board held in the first quarter of 2023.
5.    Revenue Multiplier: The Revenue Multiplier will be determined as follows based on the level of Revenue for calendar year 2022:

Revenue for Calendar Year 2022	Company Revenue Multiplier
Less than Threshold Revenue	0.0
Threshold Revenue	0.5
Target Revenue	1.0

•
“Revenue” means the Company’s revenue on a consolidated basis for calendar year 2022 as derived from its publicly reported financial statement for calendar year 2022, as adjusted, at the discretion of the Plan Administrator, to exclude any revenue derived from any acquisition or restructuring that occurred during the Performance Period.

•	Threshold Revenue means $550 million

•	Target Revenue means $600 million

•	Company Revenue Multiplier will be determined by the Plan Administrator following review and approval of the Company’s audited financial statements for the fiscal year ending June 30, 2023.

•
If the Company Revenue attained is between Threshold Revenue and Target Revenue, then the Company Revenue Multiplier will be determined based on straight-line interpolation between the corresponding Company Revenue Multiplier in the table above.

6.    Individual Performance: The number of Performance-Qualified Shares may be adjusted down by the Plan Administrator based on its review and assessment of Participant’s individual performance during the Performance Period.

7.    Change in Control: If a Change in Control occurs during the Performance Period, then the number of Performance-Qualified Shares will be determined as of the date such Change in Control is consummated in accordance with the following rules (without regard to adjustment for individual performance):
a.    If the Change in Control occurs on or prior to March 31, 2022, then:
(i)    The number of Performance-Qualified Shares will be determined solely on the basis of the Company Stock Price Hurdle Percentage (without regard to Revenue).
(ii)    In determining the Company Stock Price Hurdle Percentage under Paragraph 4 of this Schedule I, the Company Stock Price will mean the higher of (i) the Company Stock Price as defined in Paragraph 4 of this Schedule I and attained prior to the Change in Control or (ii) the Per Share Deal Price. “Per Share Deal Price” means the value of the total amount of consideration paid for a Common Share in connection with the Change in Control. The value of the consideration paid for a Common Share, including the value of any non-cash consideration will be determined in good faith by the Plan Administrator.
(iii)    The Target Performance Shares will then be multiplied by the Company Stock Price Hurdle Percentage as so determined and the Award with the resulting number of Performance-Qualified Shares shall be treated in accordance with Paragraph 5 of the Agreement.
b.    If the Change in Control occurs after March 31, 2022, then:
(i)    The number of Performance-Qualified Shares will be determined in accordance with the formula set forth in Paragraph 3 of this Schedule I.
(ii)    In determining the Company Stock Price Percentage under Paragraph 4 of this Schedule I, the Company Stock Price will mean the higher of (i) the Company Stock Price as defined in Paragraph 4 of this Schedule I and attained prior to the Change in Control or (ii) the Per Share Deal Price.
(iii)    Revenue for calendar year 2022 will be measured on a cumulative basis from January 1, 2022 through the last day of the fiscal quarter ending immediately prior to or concurrent with the consummation of the Change in Control (such Revenue, the “Adjusted Revenue”) and the Revenue Multiplier will be determined based on the following table instead of the table set forth in Paragraph 5 of this Schedule I:

Adjusted Revenue $ Million	Company Revenue Multiplier
Less than Adjusted Threshold Revenue	0.0
Adjusted Threshold Revenue	0.5
Adjusted Target Revenue	1.0

(iv)    The Target Performance Shares will then be multiplied by the Company Stock Price Percentage and Revenue Multiplier as so determined and the Award with the resulting number of Performance-Qualified Shares shall be treated in accordance with Paragraph 5 of the Agreement.

•	If the Adjusted Revenue is less than the Threshold Adjusted Revenue, then the Award will be forfeited regardless of the level of Company Stock Price.

•	Adjusted Threshold Revenue and Adjusted Target Revenue depend on the number of full fiscal quarters completed prior to or concurrently with the Change in Control as follows:

Number of Full Fiscal Quarters Completed	Adjusted Threshold Revenue $ Million	Adjusted Target Revenue $ Million
1	125.00	136.36
2	260.00	283.64
3	400.00	436.36
4	550.00	600.00